SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 1, 2010

 Confederate Motors, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-130858	26-4182621
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2222 5th Avenue South
Birmingham, AL 35233
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(205) 324-9888
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 1, 2010, Confederate Motors, Inc. held a Meeting of Shareholders. Paolo Chiaia and Chance Turner were elected to the Board of Directors for a one-year term. The shareholders also approved the amendment to the certificate of incorporation to change our name, if the Board approves, to CM Design, Inc. The following voting results were as follows:

The total number of shares present in person or by proxy was equal to 6,580,064, or 50.79% of the total shares entitled to vote, thereby constituting a quorum for the purpose of the Shareholder Meeting.

The voting results are set forth below:

1.	Election of Directors

	Votes For	Withheld	Non-Votes

Paolo Chiaia	6,580,064	0	0

Chance Turner	6,580,064	0	0

2.	Approval of the Name Change, if necessary, to CM Design, Inc.

Votes For	Withheld	Non-Votes

6,580,064	0	0

6,580,064	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Confederate Motors, Inc.

	By:	/s/ H. Matthew Chambers
Name: H. Matthew Chambers
Title: Chairman and Chief Executive Officer
Dated: November 17, 2010